Exhibit 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the filing of our reserves audit report dated February 9, 2021, as Exhibit 23.2 to the Unit Corporation annual report on Form 10-K for the year ended December 31, 2020 and to any reference made to us on that form 10-K.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
March 31, 2021